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                                                                  EXHIBIT 23



                       Consent of Independent Auditors




We consent to the incorporation by reference in the Registration Statements (Form S-8: Nos. 33-34386, 33-15706, 2-99538, 33-44191, 33-44386, 33-44394,
33-54094, 33-53325; Form S-3: Nos. 33-6280, 33-2232, 33-55839) of Wachovia
Corporation and in the related prospectuses of our report dated January 12, 1995, with respect to the consolidated financial statements of Wachovia Corporation included in this Annual Report (Form 10-K) for the year ended December 31, 1994.


                                                /s/ Ernst & Young LLP
                                                ---------------------
                                                Ernst & Young LLP




Winston-Salem, North Carolina
March 8, 1995